UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 30, 2015, the Board of Directors of Liquidmetal Technologies, Inc. (the “Company”) appointed a new director, Walter Weyler, to the Board of Directors, to serve until the Company’s next annual stockholder meeting or until his successor is elected and qualified. Mr. Weyler will also serve as a member of the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board.

Mr. Weyler, age 76, has been a member of the Company’s Technology Board, a technology-focused advisory board, since October 2014. Mr. Weyler previously served, from 1995 to 2005, as the owner and president of Kinetics, Incorporated, a contract manufacturer of complex solid steel parts and a leader in metal injection molding. Prior to that time, Mr. Weyler served, from 1985 to 1993, as the president and chief operating officer and a director of Graco Inc., a publicly traded company that designs, manufactures and markets systems and equipment to move, measure, dispense and spray fluid and coating materials. Mr. Weyler has served as a member of the Oregon Symphony Board of Trustees since 2006 and a member of the Eliot Condominium Board since 2013. Mr. Weyler also served as a member of the Board of Trustees of the Oregon Museum of Science and Industry from 2011 to 2015. The Board of Directors believes that Mr. Weyler’s experience and background will make him a qualified and valuable member of the Board. In particular, Mr. Weyler’s experience with coatings and metal injection molding businesses make him a valuable resource for the Company.

As a non-employee director, Mr. Weyler will be compensated in accordance with the Company’s compensation policies for non-employee directors. In addition, Mr. Weyler will be eligible to receive stock options and other equity-based awards under the Company’s 2012 Equity Incentive Plan.

In connection with his appointment to the Board and the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board, Mr. Weyler will receive an initial grant of options to purchase 800,000 shares of the Company’s common stock and Board and committee fees for the fourth quarter of 2015 of $9,375.

There is no arrangement or understanding between Mr. Weyler and any other person pursuant to which Mr. Weyler was selected as a director of the Company, and there are no transactions in which Mr. Weyler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date: September 30, 2015